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                                                                   EXHIBIT 10.7


                                   AGREEMENT

        This Nonqualified Stock Option Agreement ("Agreement") dated as of April 25, 1996 by and between COMPLETE BUSINESS SOLUTIONS, INC. ("Company"), a Michigan corporation, having an office at 32605 West 12 Mile Road, Suite 250, Farmington Hills, Michigan 48334 and DAN RANKIN ("Holder"), an individual.


                                  WITNESSETH:

        WHEREAS, the Company is a privately held Subchapter S corporation;

        WHEREAS, the Company has the authority to issue additional shares of the Company's common stock (all of the Company's shares of common stock being hereinafter referred to as "Common Stock");

        WHEREAS, Holder is an employee of the Company and has provided valuable services to the Company;

        WHEREAS, the Company desires to document its previous commitment to grant Holder an option to purchase a portion of the Company's Common Stock, upon the price, terms and conditions hereinafter set forth.

        NOW THEREFORE, in consideration of the terms and covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.  Option.

            Holder shall have the right, at his sole and absolute option, to purchase on terms and conditions hereinafter set forth, all or any part of the aggregate of 25 shares of Common Stock of the Company (collectively, the "Option Shares") at the purchase price of $25,000 per share (each an "Option Price") (the "Option").

        2.  Exercise; Expiration Date.

            (a) EXERCISE: To exercise any portion of the Option, Holder must remain in the continuous employ of the Company, or a subsidiary of the Company for at least one year from the date of this Agreement. After each year of such employment after the date of this Agreement, the Holder may purchase a cumulative installment of one half of the Option Shares, so that after two years
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of such employment Holder may purchase all of the Option Shares. The Option may be exercised in whole or in part, at the option of Holder, on or before the Expiration Date (hereinafter defined) by delivering to the Company written notice of Holder's exercise ("Exercise Notice") stating the amount of Option Shares to be purchased thereby, accompanied by either (i) a check ("Check") made payable to the order of the Company for the aggregate sum due for the Option Shares then being purchased, or (ii) notice to the Company that Holder elects to borrow the funds for such purchase in accordance with Paragraph 5 below ("Loan Notice"). As soon as practicable thereafter, and in any event within ten (10) business days of the Company's receipt of the Exercise Notice and either a Check or a Loan Notice, the Company shall issue and deliver to Holder a certificate representing the Option Shares being purchased pursuant to such Exercise Notice. Each such certificate shall bear the legend or legends required by applicable securities laws as well as such other legends the Company requires to be included on certificates for its Common Stock. Such certificate or certificates shall be deemed to have been issued and Holder or any other persons so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date the Exercise Notice is delivered to the Company. In the case of an exercise for less than all of the Option Shares permitted to be purchased hereunder, the Holder shall reserve the right to exercise its Option at any time and from time to time prior to the Expiration Date for the remainder of the Option Shares.

                (b) EXPIRATION DATE: The term "Expiration Date" shall mean ten (10) years from the date hereof, at 5:00 P.M. Detroit time on such date or if such date shall be a federal holiday, a Saturday or a Sunday, then 5:00 P.M. Detroit time the next following day which is not a federal holiday, a Saturday or a Sunday.

        3.      Registration Rights.

                (a) If the Company determines that it shall file a registration statement under the Securities Act of 1933 (the "1933 Act") for an initial public offering of its Common Stock, at such time the Company shall promptly give Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than forty-five (45) days after the date of such notice, and advising Holder of its right to have its Option Shares included in such registration, if Holder has exercised its Option or exercises the Option in conjunction with expressing its intent to participate in the registration. Upon the written request of Holder received by the Company by the date set forth in the notice, which such date shall be no later than twenty-five (25) days after the date of the Company's notice, the Company shall use its best efforts to cause to be registered under the Act all of the Option Shares that Holder has so requested to be registered. If, in the good faith written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the good faith written opinion of the placement agent, or if there is none, the Company) the total amount of such securities to be so registered, including the Option Shares, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Option Shares to be offered for the account of Holder shall be reduced pro rata to the extent necessary to

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reduce the total amount of securities to be included in such offering to the recommended amount; provided, however, that if securities are being offered for the account of other persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holder than the fraction of similar reductions imposed on such other persons other than the Company over the amount of securities they intended to offer. Such an offering which does not include all or any portion of the Option Shares shall be referred to herein as a "Non-Option Share Registration", and the Option Shares not included in such an offering shall be hereinafter referred to as the "Non-Registered Option Shares".

                (b) Commencing six (6) months after the date of the closing of the Non-Option Share Registration, Holder may make a written request to the Company that the Company file a registration statement under the 1933 Act (or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act) covering the registration of the Non-Registered Option Shares. In such event, the Company shall use its best efforts to cause to be registered under the 1933 Act all Non-Registered Option Shares that the Holder has requested be registered.

                (c) If the Holder intends to distribute the Non-Registered Option Shares covered by its request by means of an underwritten offering, it shall so advise the Company. Such underwriter or underwriters shall be selected by the Holder and shall be approved by the Company, which approval shall not be unreasonably withheld or delayed; provided, that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of Holder; and provided further, that Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding Holder, the Non-Registered Option Shares and Holder's intended method of distribution and any other representation required by law or reasonably required by the underwriter.

                (d) Whenever required under Paragraph 3(b) hereto to use its best efforts to effect the registration of any Non-Registered Option Shares, the Company shall, as expeditiously as possible:

                        (i) prepare and file with the Securities and Exchange Commission ("Commission"), as soon as practicable after receipt of a request to file a registration statement with respect to such Non-Registered Option Shares, a registration statement and use its best efforts to cause such registration statement to become effective as promptly as practicable thereafter; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (1) furnish to counsel selected by Holder copies of all such documents proposed to be filed, and (2) notify Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

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        (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days or such shorter period which will terminate when all Non-Registered Option Shares covered by such registration statement have been sold (but not before the expiration of the forty (40) or ninety (90) day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable), and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;


        (iii) furnish to Holder and any applicable underwriter copies of such registration statement as filed and each amendment and supplement thereto, the prospectus included in such registration statement and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Non-Registered Option Shares and keep Holder specifically apprised of the status of such registration, including, without limitation, notice of any requirements under the 1933 Act relative to any prospectus or otherwise, make available for inspection by Holder or any participating underwriter and any attorney, accountant or other agent retained in connection with the registration, all financial and other records, appurtenant corporate documents and properties of the Company and supply such other reasonable information as reasonably requested by any such party from time to time, and furnish such signed legal opinions and certified public accountant letters as are reasonably requested by Holder in connection with the registration;

        (iv) use its best efforts to register or qualify such Non-Registered Option Shares under such other securities or blue sky laws of such jurisdictions as Holder or any applicable underwriter reasonably requests, and do any and all other acts which may be reasonably necessary or advisable to enable Holder to consummate the disposition of the Non-Registered Option Shares;

        (v) use its best efforts to cause the Non-Registered Option Shares covered by such registration statement to be registered with or approved by such other governmental agencies or other authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of such Non-Registered Option Shares;

        (vi) enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Non-Registered Option Shares to be so included in the registration statement;




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                 (vii) otherwise use its best efforts to comply with all
        applicable rules and regulations of the Commission, including, without limitation, providing earnings statements to satisfy the provisions of
        Section 11(a) of the 1933 Act; and

                 (viii) use its best efforts to cause all such Non-Registered Option Shares to be listed on the New York Stock Exchange and/or any other securities exchange on which similar securities issued by the Company are then listed, or traded on the National Association of Securities Dealers Automated Quotations System, if such listing or trading is then permitted under the rules of such exchange or system, respectively.

            (c) All costs and expenses incurred as a result of any registration under this Paragraph 3 including, without limitation, any and all fees, costs and expenses charged by an underwriter (other than underwriter's discount or direct selling expense which shall be borne by all shares sold on a prorata basis) in connection therewith shall be borne fully by the Company.

        4.  Anti-Dilution Provisions

            (a) The number of shares of Option Shares and the exercise price per share pursuant to Schedule 1 hereto shall be subject to adjustment from time to time as provided for in this Section 4(a). Notwithstanding any provision contained herein, the aggregate Option Price for the total number of Option Shares issuable pursuant to the Option shall remain unchanged. In case the Company shall at any time change as a whole, by subdivision, combination, acquisition or sale in any manner or by the making of a stock split or stock dividend or by changing the number of outstanding shares of Common Stock into a different number of shares, (i) the number of shares which Holder shall have been entitled to purchase pursuant to this Agreement shall be increased or decreased in direct proportion to such increase or decrease of shares, as the case may be, and (ii) the Option Price (but not the aggregate Option Price of all such shares) in effect immediately prior to such change shall be increased or decreased in inverse proportion to such increase or decrease of shares, as the case may be. In addition, and without limiting the foregoing, it is the parties' intention hereto that the Option Price respective to the Option Shares shall at all times be equal to or less than the lowest price per share for additional shares of Common Stock hereafter issued at less than fair market value or deemed to be hereafter issued at less than fair market value upon the issuance of any warrants, options or other subscription rights with respect to Common Stock or other securities convertible into Common Stock or the issuance of any warrants, options or any similar rights with respect to such convertible securities (all such shares or instruments of the Company being referred to herein collectively as "Securities"). Accordingly, upon any issuance or deemed issuance of Securities at a price per share which is less than the then current fair market value of such securities and less than the lowest price per share of the Option Shares, the per share price of the Option Shares shall be forthwith reduced to an amount equal to the lowest price per share of Securities so issued. If the Company shall in any manner grant, issue or sell any Securities whether or not same or the right to convert or exchange any of same are immediately exercisable, the Company will be deemed to have issued or sold Common Stock.

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        (b) If, under this Paragraph 4, the purchase price provided for in any
Securities, the additional consideration, if any, payable upon the conversion or exchange of any such Securities, or the rate at which any of same are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Option Price in effect at the time of such event shall forthwith be readjusted to the respective Option Price which would have been in effect at such time had such Securities still remained outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any such Securities shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Securities or upon conversion or exchange of any such Securities, the Option Price in effect hereunder shall forthwith be adjusted to such respective amounts as would have been effective upon the issuance of the shares of Common Stock delivered as aforesaid.

        (c) Upon the expiration of any Securities or the termination of any right to convert or exchange any Securities without the exercise of a stock option or right, the Option Price then in effect will be adjusted to the respective Option Price which would have been in effect at the time of such expiration or termination had such Securities, the extent outstanding immediately prior to such expiration or termination never been issued.

        (d) In case any shares of Common Stock and Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received upon such issuance or sale, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock and Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such shares of Common Stock or Securities by the parties thereto, such shares of Common Stock or Securities shall be deemed to have been issued at a rate of $.01 per share of Common Stock.

        (e) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Paragraph 4.

        (f) Upon any adjustment of an Option Price, then and in each such case the Company shall give written notice thereof to Holder, which notice shall state the Option Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable

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at such price upon the exercise of the Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (g) In case of any capital reorganization or any reclassification of the Common Stock of the Company or in case of the consolidation or merger of the Company with another corporation (or in the case of any sale, transfer, or other disposition to another corporation of all or substantially all the property, assets, business, and goodwill of the Company), Holder shall thereafter be entitled to purchase the same kind and amount of shares of capital stock which the Option entitled Holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer, or other disposition; and in any such case appropriate adjustments shall be made in the application of the provision of this Paragraph 4 with respect to rights and interests thereafter of Holder to the end that the provisions of this Paragraph 4 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Option.

            (h) No certificate for fractional shares shall be issued upon the exercise of the Option, but in lieu thereof the Company shall purchase any such fractional shares calculated to the nearest cent.

            (i) In addition to the foregoing, if the Company shall acquire any entity and Holder shall in its sole discretion consider that the acquisition is made at other than fair value, an adjustment should fairly and appropriately be made to the Common Stock and the Option Shares so that the value of Common Stock and Option Shares is, in the agreed opinion of Holder and Company, the same as it would have been if such acquisition had been made at fair value. Such adjustment shall become effective (if appropriate) retroactively, on the day on which the acquisition in question is completed. If Holder and the Company cannot agree on an appropriate adjustment as required to reflect the fair value, the independent auditor of the Company shall choose a nationally recognized valuation firm to make the determination of the required adjustment (if any). The choice of the valuation firm and the determination of the valuation firm shall be final and binding.

        5.  Loan.

            At Holder's sole and absolute discretion as exercised by the Loan Notice, Holder shall have the right from time to time and at any time to borrow from the Company the necessary funds to purchase the Option Shares. In such event, the Company shall loan to Holder and Holder shall borrow from the Company, the aggregate sum of money required to buy the Option Shares then being purchased ("Loan"), which Loan shall be upon terms and conditions to be mutually agreed upon by the parties hereto except that the following shall apply to any and each such Loan: (i) the interest rate shall be no more than the "prime rate of interest" as set forth in the Wall Street Journal on the date of the Exercise Notice or if the Wall Street Journal shall not exist at such time, such comparable publication publishing the "prime rate if interest",
(ii) the Loan shall have a term of not less than five (5) years, or at another date mutually agreed upon between the Holder and the Company, (iii) the Loan shall be repaid at "interest only" until the maturity date of the Loan at which time the principal shall


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be due, such interest to be paid no more frequently than semi-annually but no interest shall be paid on interest. Interest shall accrue but not be paid prior to the Option Shares being registered with the Securities and Exchange Commission in accordance with Paragraph 3 of this Agreement, and (iv) The loan shall be with recourse to the Holder and the Company shall have a security interest in Holder's Option Shares.

        6.  Repurchase Obligation.

            At Holder's option the Company shall repurchase any Option Shares of the Company owned by Holder at any time. The repurchase price shall be equivalent to the option price as set forth on Schedule 1 of this Agreement. This repurchase obligation shall be terminated at the time the Company completes an initial public offering of its common stock.

        7.  Holder's Income Tax Coverage.

            For so long as the Company shall be a Subchapter S corporation, the Company agrees that notwithstanding any of its distributions, dividends or payments made to the shareholders of the Company, the Company shall pay to Holder after any exercise of the Option, an amount not less than Holder's federal, state and local personal income tax liability in the aggregate as a result of the Company's income for the preceding calendar year. Distributions will be made on a pro-rata basis based upon percentage ownership of stock of the Company. Nothing in this Agreement is intended to create a second class of stock in accordance with Section 1361 (b)(1)(D) of the Internal Revenue Code of 1986 as amended which would result in the termination of the Company's S Corporation election. Any provision in this Agreement which is deemed to create such a second class of stock is null and void.

        8.  Change of Ownership Protection.

            If fifty percent (50%) or more of the ownership of the Company is transferred, sold or otherwise disposed of in one (1) or more transactions, then as part of such transfer, sale or other disposition, then, at Holder's request, any and all shares of Common Stock held by Holder shall be simultaneously transferred, sold or disposed of therewith at a per share price no less than the highest per share price paid for the other shares of Common Stock then being transferred, sold or otherwise disposed of.

        9.  Assignability.

            The Option granted herein may not be pledged, assigned, transferred, sold or otherwise disposed of by Holder without the prior written consent of the Company other than by Will or by the laws of descent and distribution.


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        10.  Reservation of Shares.

            The Company covenants that it will, at all times, reserve and keep available out of its authorized Common Stock solely for the purposes of issuance upon exercise of the Option, such number of shares of Common Stock as shall then be issuable upon the exercise of the Option. The Company agrees that all Option Shares shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

        11.  Loss or Mutilation.

            Upon receipt by the Company of reasonable evidence of the loss, theft, destruction, or mutilation of this Agreement, the Company shall execute and deliver in lieu thereof a new Agreement representing an equal number of Option Shares exercisable thereunder.

        12.  Transfer Taxes; Expenses.

             The Company shall pay any and all brokerage fees, transfer taxes and expenses incidental to the sale or exercise of the Option or the sale of the underlying Option Shares and shall pay all the fees and expenses of any special attorneys or accountants retained by it in connection therewith.

        13.  Employment.

             Nothing contained in this Agreement shall confer on Holder any right to continue in the employ of the Company or any of its subsidiaries or shall interfere in any way with the absolute right of the Company or its subsidiaries (which is hereby confirmed by Holder) to terminate Holder's employment or change Holder's responsibilities, duties or compensation at any time.

        14.  Notice.

             Any notice and other communication given pursuant to the provisions of this Agreement shall be in writing and shall be given (i) by mailing the same by certified mail or registered mail, return receipt requested, postage prepaid, (ii) by hand, providing for receipted delivery, or
(iii) by reputable overnight courier providing for receipted delivery. Except as may be expressly otherwise provided in this Agreement, any such notice or other communication given by mail shall be deemed given two (2) business days after same is mailed and any such notice or other communication given by hand or overnight courier as aforesaid shall be deemed given when received or when receipt is refused. If sent to the Company, such notices or other communication shall be sent to the Company at 32605 West 12 Mile Road, Suite 250, Farmington Hills, Michigan 48334, or at such other address or addresses as the Company may hereafter designate by notice to Holder. If sent to Holder, such notices or other communications shall be sent to Holder at 2540 Sundance Lane, Okemos, Michigan 48864, or at such other address or addresses as Holder may hereafter designate by notice to the Company.


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        15.  Governing Law.

             This Agreement shall be governed by and construed in accordance with, the laws of the State of Michigan, without reference to the conflicts of laws.

        16.  Indemnity.

             (a) To the full extent permitted by law the Company shall save Holder harmless from and indemnify Holder and his heirs, executors and administrators against any and all injury, loss, damage, costs, expenses, claims, suits, actions or proceedings (including, without limitation, reasonable attorney's fees) and against any payments in settlement of any such claims, suits, actions or proceedings or in satisfaction of any related judgement, fine or penalty caused by or resulting from any act, omission, negligence or willful conduct of Holder or Holder's agents no matter how caused from Holder's involvement with the Company its subsidiaries and affiliates, including, without limitation, being a shareholder, member of board of directors, trustee of a Company benefit plan, officer or consultant of the Company its subsidiaries and affiliates.

             (b) to the full extent permitted by law the Company shall advance all reasonable expenses incurred by or on behalf of Holder in connection with any proceeding by reason of Holder's corporate status within ten (10) days after the receipt by the Company of a statement or statements from Holder requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by Holder and shall include or be preceded or accompanied by an undertaking by or on behalf of Holder to repay any expenses advanced if it shall ultimately be determined that Holder is not entitled to be indemnified against such expenses. Any advances and undertakings to repay pursuant to this Paragraph 15 shall be unsecured and interest free.

             (c) The obligations of the Company contained in this indemnity clause shall continue during the period Holder is a director or employee of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Holder shall be subject to any proceeding by reason of his corporate status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which Holder may be entitled under any statute, agreement, vote of shareholders or otherwise.


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        17.  Successors and Assigns.

             This Agreement shall inure to the benefit of the Company and Holder and their respective successors and permitted assigns.

        18.  Entire Agreement.

             This Agreement constitutes the entire agreement of the Company and Holder as to its subject matter.

        19.  Counterparts.

             This Agreement may be executed in duplicate originals, each of which when taken together shall be deemed an original.

        20.  Amendment.

             This Agreement may not be modified except in a writing signed by both parties hereto.


                                        COMPLETE BUSINESS SOLUTIONS, INC.

                                        By: Rajendra B. Vattikuti
                                           ----------------------------
                                           Name: Rajendra B. Vattikuti
                                           Title: President

                                           Dan Rankin
                                        --------------------------------
                                           Dan Rankin


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